EXHIBIT 6A1
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                               PURCHASE AGREEMENT
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This Agreement made and entered into this 9th day of April, 1996, by and between
IMPORTADORA Y EXPORTADORA ACCMED. LTD., (BUYER) with offices at Avda 11 De Septiembre 2266, Santiago, Chile, S.A., and NOVATEK INTERNATIONAL INC. with offices at 1401 Neptune Drive, Boynton Beach, Florida 33426.

                               TERMS & CONDITIONS

PRODUCT:                  QUIXtm Rapid Cholera Strip Test

UNIT PRICE:               $12.50 per unit

QUANTITY:                 400,000 units per year

TERMS: 5 years, deliveries to be made on a monthly basis, beginning on May 1, 1996 as specified in a purchase order to be submitted by the buyer on a monthly basis.

PAYMENT TERMS:            Billing  statements  will  be  closed  as of the
                          last  day of each  month  and  submitted  to the
                          buyer  no  later   than  the  10th  day  of  the
                          following  month.  All payments must be received
                          into the  account of the  seller,  no later than
                          the  25th  day  of  the   month  in  which   the
                          statement was posted.

                          All purchase orders for products delivered under this agreement must be accompanied by a LETTER OF CREDIT, acceptable to the seller, guarantee-ing the payment for the product shipped under the purchase order.


READ AND AGREED TO BY:

Importadora y Exportadora Accmed. Ltd.          Novatek   International,
Inc.


/s/Juan de Dios Jimenez                         /s/Frank J. Cooney, President
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Juan de Dios Jimenez                            Frank J. Cooney, President
Importadora y Exportadora Accmed. Ltd.



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